Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, New Jersey 08830 T - (732) 395-4400 F- (732) 395-4401
November 7, 2025
111 Broadway Suite 807 New York, New York 10006 T - (212) 417-8160 F - (212) 417-8161
Digital Brands Group, Inc. 1400 Lavaca Street Austin, Texas 78701
www. lucbro.com

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Digital Brands Group, Inc., a Delaware corporation (the “Company”), in connection with certain legal matters with respect to certain securities registered in the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, pertaining to the proposed offer and sale pursuant to Rule 415 under the Securities Act from time to time, in one or more offerings, of the following securities (the “Securities”) having an aggregate offering price of up to $100,000,000:

●	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock), issuable directly or in exchange for, or upon conversion or exercise, as applicable, of Warrants or shares of Preferred Stock (in each case, as defined below);

●	shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants or other Preferred Stock;

●	debt securities of the Company, in or more series (the “Debt Securities”),

●	warrants of the Company (the “Warrants”) entitling the holders thereof to purchase shares of Common Stock or shares of Preferred Stock;

●	rights entitling the holders thereof to purchase or otherwise acquire other Securities offered in the Registration Statement (the “Rights”); and

●	units (the “Units”) comprising any combination of other Securities offered in the Registration Statement.

The Common Stock is to be issued under the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”). Each series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”), or a committee thereof, and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Debt Securities may be issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and the trustee to be named therein (the “Trustee”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants.

The Rights may be issued in one or more series, which will be issued under a separate rights agent agreement in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into between the Company and one or more banks, trust companies or other financial institutions, as rights agent (the “Rights Agent”) to be named in the applicable prospectus supplement. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Certificate of Incorporation and each Certificate of Designation, each Warrant Agreement, each Indenture, each Rights Agreement, and each Unit Agreement, are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

Digital Brands Group, Inc.
November 7, 2025

As part of the corporate actions taken and to be taken in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

You have provided us with a draft prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements thereto (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In our capacity as your counsel in connection with certain legal matters with respect to certain securities registered in the Registration Statement, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and bylaws of the Company, as amended, Governing Documents and the Registration Statement (collectively, the “Constituent Documents”), and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the General Corporation Law of the State of Delaware (the “DGCL”) and, in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have specifically relied upon the certification of an officer of the Company signed on even date herewith. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

With respect to the Securities to be offered and sold by the Company, we have also assumed that: (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Certificate of Incorporation, and not otherwise reserved for issuance, except in connection with the issuance of the Securities; (d) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting, or similar agreement with respect to the offer and sale of any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; and (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.

Digital Brands Group, Inc.
November 7, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

1.	With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting, or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable. The Common Stock covered in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

2.	With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting, or other agreement, and as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

3.	With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Debt Securities, (b) the due authorization, execution, and delivery of the Indenture by the Company and the Trustee, (c) the due execution, registration of issuance and delivery of certificates or such other applicable instrument representing such Debt Securities, authenticated by the Trustee, against payment of the purchase price therefor in accordance with the applicable Indenture, purchase agreement, or other agreement as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Debt Securities will be duly and validly issued, fully paid and nonassessable. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

4.	With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Warrants, (b) the due authorization, execution, and delivery of the Warrant Agreement by the Company and the Warrant Agent, (c) the due execution, registration of issuance and delivery of certificates or such other applicable instrument representing such Warrants against payment of the purchase price therefor in accordance with the applicable Warrant Agreement, purchase, underwriting, or other agreement, and as contemplated by the Registration Statement, (c) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above being taken, (d) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above being taken, and (e) if such Warrants are exercisable for Det Securities, the actions described in paragraph 3 above being taken, such Warrants will be duly and validly issued. The Warrants covered in the opinion in this paragraph include any Warrants that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

5.	With respect to Rights, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Rights, (b) the due authorization, execution, and delivery of the Rights Agreement by the Company and the Rights Agent, (c) the due execution, registration of issuance and delivery of certificates or such other applicable instrument representing such Rights against payment of the purchase price therefor in accordance with the applicable Rights Agreement, purchase, underwriting, or other agreement, and as contemplated by the Registration Statement, (d) if such Rights relate to the issue and sale of Common Stock, the actions described in paragraph 1 above being taken, (e) if such Rights relate to the issue and sale of Preferred Stock, the actions described in paragraph 2 above being taken, and (f) if such Rights relate to the issue and sale of Det Securities, the actions described in paragraph 3 above being taken, such Rights will be duly and validly issued. The Rights covered in the opinion in this paragraph include any Rights that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

6.	With respect to Units, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Units, (b) the due authorization, execution, and delivery of the Unit Agreement by the Company and the unit agent named therein, (c) the due execution, registration of issuance and delivery of certificates or such other applicable instrument representing such Units against payment of the purchase price therefor in accordance with the applicable Unit Agreement, purchase, underwriting, or other agreement, and as contemplated by the Registration Statement, (d) if such Units relate to the issue and sale of Common Stock, the actions described in paragraph 1 above being taken, (e) if such Units relate to the issue and sale of Preferred Stock, the actions described in paragraph 2 above being taken, and (f) if such Units relate to the issue and sale of Det Securities, the actions described in paragraph 3 above being taken, such Rights will be duly and validly issued. The Units covered in the opinion in this paragraph include any Rights that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

Digital Brands Group, Inc.
November 7, 2025

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision hereof shall be included in: (a) the Certificate of Designation relating to any series of the Preferred Stock; (b) the Indenture, (c) the Warrant Agreement; (d) the Unit Agreement; (e) the Rights Agreement; or (f) any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

Our opinion is limited to the federal laws of the United States and the DGCL. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP